Exhibit 14

19 January 2006

Manager Companies

Company Announcements Office

Australian Stock Exchange Limited

Level 4, Stock Exchange Centre

20 Bridge Street

Sydney  NSW  2000

Dear Sir,

Rinker Group Limited

Release of Quarter 3 trading update for the period ended 31 December 2005

This is to advise that our next Quarterly Trading Update will be released to the Australian Stock Exchange on Tuesday 31 January 2006.

The update will be for the third quarter ended 31 December 2005 and for the nine months of the fiscal year (12 months ended 31 March 2006), to that date.

The announcement will be accessible from Rinker’s website www.rinkergroup.com

Following the release to ASX, a conference call to analysts to discuss the release will be webcast live on Rinker’s website and later archived on the website.

Yours sincerely,

/s/ PB Abraham

PB Abraham
Company Secretary

Rinker Group Limited     ABN 53003433118

Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067    PO Box 5697, West Chatswood NSW 1515

Telephone (02) 9412 6600  Facsimile (02) 9412 6666